As filed with the Securities and Exchange Commission on September 10, 2007
Registration No. __________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

World of Tea Inc.
(Exact name of Registrant as specified in its charter)

Nevada	5400	20-8383706
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

____________
c/o Israel Morgenstern
111 Castlewood Rd N16 6DJ
UK
Tel: 011-44-7837706436

(Address and telephone number of Registrant's principal executive offices)

____________
c/o Israel Morgenstern
111 Castlewood Rd N16 6DJ
UK
Tel: 011-44-7837706436

(Address of principal place of business or intended principal place of business)

EastBiz.com, Inc.
5348 Vegas Drive
Las Vegas, NV 89108
Tel: 702-871-8678
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

David Lubin & Associates, PLLC
26 East Hawthorne Avenue
Valley Stream, NY 11580
Telephone: (516) 887-8200
Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Calculation of Registration Fee
Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 per share(1)	1,800,000	$0.035	(2)	$63,000	$1.93
Total	1,800,000	$0.035	(2)	$63,000	$1.93

(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)
There is no current market for the securities. Although the Registrant’s common stock has a par value of $0.001, the Registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the Registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.035 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ________, 2007

World of Tea Inc.

1,800,000 Shares of Common Stock, par value $0.001

This prospectus relates to the resale of 1,800,000 shares of common stock, par value $0.001, of World of Tea Inc. which are issued and outstanding and held by persons who are stockholders of World of Tea Inc.

The selling security holders will be offering their shares of common stock at a price of $0.035 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____, 2007

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our” or “us” refer to World of Tea Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

World of Tea Inc. was incorporated under the laws of the State of Nevada on February 2, 2007. We are a development stage company. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees other than our officers, who are also our directors.

The Company intends to develop various tea and herbal blends which offer consumers high health and flavor qualities. The Company intends to differentiate its tea products based on four main qualities: (i) the taste and aroma qualities of long leaf tea; (ii) the extraction qualities of the novel nylon mesh pyramid tea bag; (iii) luxury packaging design and gift sets; and (iv) the health qualities of its various tea types and blends.

Our offices are currently located at World of Tea Inc., 111 Castlewood Rd, N16 6DJ,UK, Our telephone number is Tel: 011-44-7837706436. We do not have an internet website.

The Offering

Securities offered:	1,800,000 shares of common stock

Offering price :	$0.035 per share until a market develops and thereafter at market prices or prices negotiated in private transactions

Shares outstanding prior to offering:	3,800,000 shares of common stock

Shares outstanding after offering:	3,800,000 shares of common stock

Market for the common shares:
There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

Summary Financial Information:

As of June 30, 2007
(Audited)
Balance Sheet Items-
Cash in bank	$62,819

Total current assets	$62,819

Total assets	$62,819

Accounts payable and accrued liabilities	$6,698

Total current liabilities	$6,698

Total liabilities	$6,698

Stockholders' equity	$56,121

Total liabilities and stockholders' equity	$62,819

Period from February 2, 2007 Through June 30, 2007
(Audited)
Statements of Operations items-
Revenues	$-

General and administrative expenses	$8,879

Other income (expense)	$-

Net (loss)	$(8,879)

(Loss) per common share - Basic and Diluted	$0.00

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	3,722,013

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

RISK FACTORS RELATING TO OUR COMPANY

1.  We are a development stage company with no operating history and may never be able to effectuate our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. Our Company was established on February 2, 2007. Although we have begun initial investigations into the tea industry, we may not be able to successfully effectuate our business. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business. We have not generated any revenues to date. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving significant financial risk.

2.  We expect losses in the future because we have no revenue to offset losses.

As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.  We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

We have not yet established an ongoing source of revenues. Furthermore, we anticipate generating losses for the next 12 months. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period February 2, 2007 (inception) to June 30, 2007. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

4.  We will rely on third parties to develop, produce, package, sell, and market our products, which may place us at a competitive disadvantage.

We presently have no products or operations. We intend to retain third party firms for the following purposes: We will locate and enter into agreements with one or more professional tea blending and packaging companies to develop our tea products and thereafter to produce our products. We will also locate and enter into agreements with distributors for the sale of our products and with third party logistics providers to provide order fulfillment services. We will also locate and enter into an agreement with a web developer for the purpose of developing our website for direct sales of our products to consumers.

As a result, we expect to be dependent on any such third party firms that we engage. There is no assurance that we will be able to enter into contracts with any such third parties on terms that are favorable to us. If the third party breaches the contract or does not have the ability, for financial or other reasons, to perform its obligations, we may not be able to implement our business plan. Our reliance on third parties may place us at a competitive disadvantage.

5.  We depend upon our key personnel and they would be difficult to replace.

We believe that our success will depend on the continued employment of our senior management team. If one or more members of our senior management team were unable or unwilling to continue in their present positions, our business would suffer. As we grow, we may expand our employee base to manage such growth. Competition for personnel, particularly for senior management personnel and employees with technical and sales expertise, is intense. The success of our business is dependent upon retaining and hiring suitable personnel.

6.  If we are unable to obtain additional funding, our business operations will be harmed. Even if we do obtain additional financing then our existing stockholders may suffer substantial dilution.

We will require additional funds to implement our business plan. We anticipate that we will require a minimum of $123,000 to fund our planned activities for the next twelve months. We hope to raise this capital through the sale of our securities in a private placement. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. Any additional equity financing may involve substantial dilution to our then existing stockholders.

7.  We may not be able to compete with current and potential competitors, some of whom have greater resources and experience than we do.

The tea industry is intensely competitive. We do not have the resources to compete with our existing competitors or with any new competitors. We compete with many providers of tea products which have significantly greater personnel, financial, and managerial resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

8. Our executive officers own a majority of the outstanding shares of our common stock, and other stockholders may not be able to influence control of the company or decision making by management of the company.

Our executive Officers presently own, in the aggregate, 52.6% of our outstanding common stock. As a result, our executive officers have substantial control over all matters submitted to our stockholders for approval including the following matters: election of our board of directors; removal of any of our directors; amendment of our Articles of Incorporation or bylaws; and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us. Other stockholders may find the corporate decisions influenced by our executive officers are inconsistent with the interests of other stockholders. In addition, other stockholders may not be able to change the directors and officers, and are accordingly subject to the risk that management cannot manage the affairs of the company in accordance with such stockholders’ wishes.

RISKS RELATING TO OUR COMMON SHARES

9. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $0.001 per share, of which 3,800,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

10. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

11. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the NASD Over the Counter Bulletin Board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

12. State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

13. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

14. We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorizes us to issue up to 5,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 1,800,000 shares of our common stock. Such shares were offered and sold by us at a purchase price of $0.035 per share to the selling security holders in private placements conducted in March 2007 through May 2007 pursuant to the exemptions from registration under the Securities Act provided by Regulation S of the Securities Act. As of June 30, 2007, the Company had fully subscribed the private placement and raised $63,000 in proceeds.

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.035 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the resale of common shares by the selling security holders.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.035 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The offering price of $0.035 per share is based on the price at which the selling stockholders purchased the shares from us. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

DESCRIPTION OF BUSINESS

We were incorporated under the laws of the State of Nevada on February 2, 2007. We are a development stage company. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees other than our officers, who are also our directors.

Products

The Company intends to develop various tea and herbal blends which offer consumers high health and flavor qualities. The Company intends to differentiate its tea products based on four main qualities: (i) the taste and aroma qualities of long leaf tea; (ii) the extraction qualities of the novel nylon mesh pyramid tea bag; (iii) luxury packaging design and gift sets; and (iv) the health qualities of its various tea types and blends.

The company intends to introduce a high quality tea product line, which will offer long leaf tea containing outstanding aroma and taste qualities. The long leaf tea provides outstanding qualities in terms of aroma and taste compared to the regular commodity tea which is commonly sold in food stores. The Company will offer a broad range of gourmet long leaf tea blends, including black tea, green tea, white and yellow tea, oolong tea, herbal tea and fruit tea, which all offer health qualities and favorable taste.

The tea blends will be carefully packaged in special and high quality nylon mesh pyramid tea bags for personal convenience or in loose tea packaging suitable for tea pots. The three-dimensional, pyramidal shape allows more room for long tea leaves to expand while steeping, enabling the full tea flavor to be easily extracted, and because the bags are made of nylon mesh instead of paper, they do not leave undesirable flavors (such as paper) in the tea. Each pyramid tea bag will be individually finished with a string and tag. The consumer will have a clear view of the premium leaf tea as it expands and infuses as it is being brewed. Each pyramid tea bag will have more room for the long tea leaves, thus containing tea leaves sufficient for a full mug instead of a cup.

The Company intends to package its products in a wide range of gift and sample sets. The Company believes that the increasing awareness of high quality tea and its health benefits and the novel design of the Company’s pyramid tea bag and other product packaging will make the Company’s products an ideal gift for holidays and special occasions or for visits of friends and family. The gift sets will offer a wide selection of teas, tea blends, and herbal and fruit infusions. This wide selection will allow people to acquaint a new world of qualities and flavors, which is so different from the regular tea on the food store shelf. The sample sets will be designed to fit also the requirements of the foodservice industry, mainly restaurants and hotels that need a large selection to offer their customers. Luxury gift sets will be offered in various designs and sizes. The luxury high class design will make the products attractive both for the foodservice market (restaurants, tea houses, coffee shops, hotels, catering services, etc.) and the retail market (specialty tea stores health products stores, food chains, grocery stores, etc.).

The Company intends to explore continuously for tea blends that offer health benefits in order to meet the increasing consumer awareness of the potential effects of tea on health and increasing consumer demand for tea blends that provide such benefits.

The Company intends to develop specifications for its products and retain a professional tea blending and packaging company to develop, manufacture, and package products based on such specifications. The Company has not yet entered into any agreements with any such tea blending and packaging company. The Company may thereafter develop additional products by engaging consultants having expertise in tea blending. It will identify market needs in terms of flavors and preferred blends through its sales force and market surveys, and implement this information in proprietary blends and formulations developed by the consultants it may retain at such time.

Market

The Company intends to focus on consumers in the United Kingdom. Initially, the Company intends to market its products to foodservice businesses and retail in order to establish the Company's brand name. After the Company’s brand name is established, the Company intends to sell its products to the retail market, focusing initially on specialty tea and health products stores. Once the Company's positioning in the retail market is established, the Company intends to expand sales to large food chains and other grocery stores, and start selling to other European markets.

Foodservice Market. Initially, the Company will market its products to foodservice businesses operating in the United Kingdom. Foodservice businesses provide meals for consumption away from home such as in restaurants, fast food, pubs, hotels, and leisure venues. The Company believes that luxury restaurants and hotels will find the Company's products attractive for their customers who look for high quality tea and appreciate the aroma quality of long leaf tea. These customers will also appreciate the novel pyramid-shape packaging that will differentiate the restaurant or hotel from the regular foodservice establishments and may carry the restaurant or hotel name on the packaging aside the Company's brand name.

The Company intends to sells its products to foodservice businesses through distributors specialized in this industry. The Company intends to identify distributors who do not carry tea in their product line or are not satisfied with their tea supplier due to a limited product line, non-exclusivity or any other reason that does not allow the distributor to enjoy a competitive advantage. The Company intends to attract these distributors by offering a wide product line with novel items, an option to add the customer's own label on the product packaging, and a limited exclusivity for their territory.

Additionally, the Company intends initially to directly approach key prospective clients, such as luxury restaurants and hotels, in order to push the Company's products and generate initial sales for the distributors. In addition, the Company intends to approach directly foodservice chains, such as hotel chains, restaurant chains, tea & coffee shop chains, etc. The Company intends to reach into a frame agreement at the chain level, and let the distributor taking care at the branch level.

Website Users. The Company will also establish a website to sell its tea products directly to consumers. Ultimately, the Company considers the consumer market as its primary target market. The Company intends to generate sales to private consumers through its planned website, which will include an on-line catalog enabling customers to submit orders from the website. Private consumers will be able to send on-line payments, while commercial customers will be billed according to any commercial agreement that they may enter into with the Company.

Attracting prospective customers to the website will take place through web marketing activities. Marketing efforts will take place through advertising in search engines and on-line directories as well as participation in blogs, talkbacks and discussion groups. The website will include an informative section regarding specialty tea and its health benefits that will attract consumers who are interested in such information.

Once prospective customers reach the website, the Company intends to attract and retain clients through a loyalty program as the primary marketing tool, which will send occasionally discount coupons to the program members in order to encourage their purchasing. The loyalty program will manage three membership levels: silver membership for sporadic customers, gold membership for routine customers, and platinum membership for intensive customers. The program will encourage new members to register by offering them free sample kits with multiple blends. Registered members will receive by e-mail discount coupons for their next purchasing. Members who will purchase through the website on a regular basis will receive by e-mail discount coupons for increasing purchasing and for trying new blends.

The Company will retain a web development firm, which will take the responsibility for developing and maintaining the Company's website, and with an internet service provider, which will provide hosting services.

Marketing Strategy. The Company marketing strategy relies on the following guidelines:

1.  Brand recognition. Developing a brand name is the Company's key objective, which is a key factor in the Company's competitiveness and consequently in pricing and gross margin.

a.  Health oriented positioning. The growing market segment of health oriented consumers who acknowledge the health benefits of tea and herbal infusions is the Company's primary target market. The health benefits orientation of the Company's product line will be a key differentiator in the general tea market.

b.  High class design. High end packaging adds a perceived value to the product. The Company intends to put special efforts in designing high class packaging that will increase attractiveness to the foodservice market and shelf visibility in the retail market. The tea bags will be individually boxed, in well designed miniature boxes, wrapped inside in aluminum foil to preserve freshness and exteriorly in clear cellophane to portray richness. In addition, the Company intends to promote the nylon mesh pyramid tea bag as a main competitive advantage comparing the regular paper tea bag.

2.  Distribution channels. Maximizing the market potential requires assistance of distribution channels that specialize in each market segment, e.g. foodservices, specialty tea stores, health stores, grocery stores, etc. The Company intends to establish a distribution infrastructure that will gradually engage with distributors and wholesalers to cover all market segments and all geographical markets nationwide. Initially the president of the Company will make all efforts to open up these doors, and if and when the Company generates sales, it will look to hire an employee to continue leading the sales process.

3.  Direct marketing. Direct sales to consumers are important to maintain relationships and understand the market needs and trends, as well as to generate high margin revenues. The Company intends to engage in direct sales and direct marketing to consumers through its website. The website will be both informative on the tea industry as well as include shared experiences of satisfied customers of the Company. We intend to market our website by placing banner advertising on health related sites in the UK. We will consider advertising free shipments of tea and in this manner will attract visitors to our site. Once at our website, visitors will have to register with their name and address in order to receive a free sample of our product. We will ship the product to customers with a brochure on our offerings. The brochure will be a high end and colorful booklet showing our offerings. We will include our phone number in order to take orders from customers.

Additional Potential Markets

Retail Market. The Company intends, if and when it establishes its brand name, to market its products to the retail market, focusing initially on specialty tea and health products stores. Sales to the specialty retail market will be developed through dedicated distributors. The Company will provide its retail customers with selling aids such as dedicated stands, catalogs and posters. The Company's Website will include an electronic map and directions to all stores hold the Company's products. If and when sales of the Company’s products reach a substantial volume, the Company intends to start advertising in the media in order to expedite sales growth, strengthen the brand name and encourage consumers to ask their retailer for the Company's products.

Grocery Stores. If and when the Company's position in the retail market is established, the Company intends to market its products to the large food chains, other grocery stores, and other mass retailers.

International Sales. The Company intends to market its activities to other countries within and without the European Union, commencing in 2009. The Company intends to reach such markets through the following marketing strategy: (1) focus on the European market through national distributors; (2) establish a business partnership with market leaders in food retail, which enjoy a nationwide distribution network, but currently have no tea product line; and (3) design product lines adapted to local European markets' standards and preferences.

In 2009, the company intends to start international marketing activities in the European Union by establishing a distribution infrastructure based on a national distributor in each country. The Company will offer its distributors and business partners dedicated products and blends adapted to their local market. The Company will support its distributors and business partners in their local market research to identify consumer preferences typical to their country. The distributor will have a full responsibility for such distributor’s market, including local marketing activities. In addition, the Company intends to establish a business partnership with leading providers to food retailers who operate a national distribution force and do not have a tea product line in their offering.

Planned Operations

Sourcing, Production, and Packaging. The Company intends to outsource all sourcing, production, and packaging activities to third parties. The Company has not entered into any agreements with such third parties.

Initially the Company intends to retain a United Kingdom packager/blender in order to minimize the Company's set-up costs. Many tea blending and packaging companies in the United Kingdom offer numerous blends of various teas, herbs and fruits. The Company intends to design its product portfolio initially based on the existing blender's offering. Since there are no production set-up costs, the Company expects to manage flexible on-demand sourcing with no quantity commitments, unless a cost reduction is gained. The Company expects to start working with such a blender on a quarterly production cycle basis and gradually move to a monthly production cycle basis when quantities increase in order to reduce inventory costs. If and when the Company establishes operations and generates adequate revenues, the Company intends to search for a lower cost blending and packaging provider in China, India, Sri Lanka, and other countries located in East Asia.

Once the packaging design is ready to produce, the Company expects that its blending and packaging provider will take the operational responsibility for the packaging based on its economy-of-scale and provide the Company packaged products. Since packaging production requires a set-up cost, the Company will have to order minimum quantities of each package in order to keep the packaging cost low. The Company intends to reach an arrangement with its blender that all packaging costs will be included in the product cost. Such an arrangement will probably require the Company to submit minimum quantity commitments.

Distribution and Order Fulfillment. The Company intends to retain distributors specializing in each of its target market segments, e.g. foodservices, specialty tea stores, health stores, grocery stores, etc. The Company intends to outsource all logistics activities to a third party logistics (TPL) provider, which will take the responsibility for order fulfillment by shipping products from the blender's storage to the Company's distributors. The Company has not entered into any agreements with any such third party logistics provider.

The Company expects that inventory will be kept at the blender's warehouse, which will manage minimum quantity in order to avoid shortage. If the blender does not provide storage services, the Company will engage with a TPL provider that will take this responsibility.

The Company intends to fully rely on its TPL provider for shipping products to the Company's future distributors and for coordinating with the distributor's warehouse for time of arrival. The Company intends to take the responsibility for order intake from the distributors and forwarding the orders to the blender for arranging the product shipment and to the TPL provider for fulfillment under the Company's monitoring.

For consumer orders taken through the Company's website, the Company also intends to engage with a TPL provider, but expects that the Royal Mail (ParcelForce) will offer the most attractive shipping cost. In any case, consumer order fulfillment will be prepared by the blender's warehouse based on orders taken and forwarded by the Company. If and when the Company develops international sales, international orders will be shipped by an international TPL provider directly from the blender to the national distributor.

Competition and Competitive Advantage

The tea industry is highly fragmented and competitive. The Company competes directly or indirectly with the following categories of companies: Tetley, Lipton, PG tips, Typhoo Tea and others. Many of our competitors have a substantially greater market presence, name recognition and financial, distribution, marketing and other resources than we have.

The Company intends to achieve a competitive advantage by differentiating its products from those of its competitors based on three primary qualities: (i) tea product line based on long leaf tea, with is more tasteful and enjoyable; (ii) novel, large, pyramid-shaped tea bags made of silken nylon mesh that allow enveloping the long leaf tea, while avoiding the side taste that accompanies the regular small paper tea bags; and (iii) selection of tea and herbal blends that provide health benefits.

Governmental Regulations

We may be subject to a variety of laws and regulations relating to, among other things, product safety/restrictions. We believe that we are in compliance with such laws and have no liabilities thereunder.

Employees

We have no employees other than our executive officers. All functions including development, strategy, negotiations and administration are currently being provided by our executive officers on a voluntary basis.

DESCRIPTION OF PROPERTY

The Company leases its executive offices which consist of approximately 100 square feet at 111 Castlewood Rd, N16 6DJ, UK, from the President of the Company, free of charge. The Company believes that its current office space will be adequate for the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OR PLAN OF OPERATION

Plan of Operation

Over the next twelve months, the Company intends to focus on the following activities:

•	the Company will locate and enter into agreements with one or more professional tea blending and packaging companies to develop its tea products and produce its products;

•
the Company will also locate and enter into agreements with distributors for the sale of its products to each of its market segments and with third party logistics providers to provide order fulfillment services; and

•	the Company will also locate and enter into an agreement with a web developer for the purpose of developing its website for direct sales to consumers.

The Company estimates that it will require approximately $123,000 in the next 12 months to implement its activities. Such funds will be needed for the following purposes:

Purpose	Amount
Web Site	$10,000
Marketing Study	15,000
Travel	20,000
Trade Show	40,000
Package Design	6,000
Printing and Labeling	12,000
Inventory	20,000
Total	$123,000

Development of Products. The Company currently has no products. It intends to develop specifications for its products and retain a professional tea blending and packaging company to develop, manufacture, and package products based on such specifications. The Company has not yet entered into any agreements with any such tea blending and packaging company.

The Company may thereafter develop additional products engaging consultants having expertise in tea blending. It will identify market needs in terms of flavors and preferred blends through its market study and market surveys, and implement this information in proprietary blends and formulations developed by the consultants it may retain at such time.

Development of Packaging Design. The Company also intends to focus over the next twelve months on developing appropriate packaging design for its future products. Such packaging design serves an important role in brand positioning. The Company intends to design its packaging through professional packaging designers in order to develop a luxury high class design that will fit the Company's positioning and attract prospective buyers. A special attention will be given to the design of the pyramid tea bag and the box packaging of the luxury gift sets. The packaging design will allow foodservice customers to put their own label in addition to the Company's brand name. The Company will offer its foodservice clients to co-design dedicated packaging subject to a long-term commercial agreement. The Company has not yet retained or otherwise entered into any agreements with any packaging designers.

Liquidity and Capital Resources

As of June 30, 2007, the Company had a cash balance of $62,819. The Company does not believe that such funds will be sufficient to fund its expenses over the next twelve months. The Company raised $63,000 in a fully subscribed private placement between March 2007 and May 2007. There can be no assurance that additional capital will be available to the Company. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name and Business Address	Age	Position

Israel Morgenstern	29	President, Treasurer, and Director

Svetlana Pojasnikova	28	Secretary, and Director

Israel Morgenstern has been our director and our President and Treasurer since joining our company on February 15, 2007.  Mr. Morgenstern has been active developing start up businesses throughout his career.  Presently he is the Manager of Shaked air conditioning company in London, England.  He has been with Shaked since January 2006.  In his present position he is responsible for marketing and distributing air conditioning systems for home and commercial use.  Prior to this position, Mr. Morgenstern was the manager of Yad Vaezer and non-profit organization for disabled personel.  Mr. Morgenstern was responsible for day to day operations of Yad Vaezer and was in this position from December 2005 to June 2007.

Svetlana Pojaskina joined our company on February 19, 2007.  Ms. Pojaskina is a citizen of Latvia and has extensive marketing experience.  Presently she is   self employed working in sales of used automobiles.  She has been self employed in this position since 2005.   From 2005 to 2007 she was the sales manager at Oasis Ltd., which dealt in import /distribution and sales of textiles to the local fashion industry.  Previous to this position, Ms. Pojaskina studied computer technology at the Riga Technology University.

There are no familial relationships among any of our officers or directors. None of our directors or officers is a director in any other reporting companies. None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual stockholders' meeting and is qualified, subject to removal by the Company's stockholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is Davis Accounting Group, P.C.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

EXECUTIVE COMPENSATION

Summary Compensation

(a)  Summary Compensation. Since our incorporation on February 2, 2007, we have not paid any compensation to our directors or officers in consideration for their services rendered to our Company in their capacity as such. We have no employment agreements with any of our directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

(b)  Grants of Stock Options and Stock Appreciation Rights. Since our inception, February 2, 2007, no stock options or stock appreciation rights have been granted to any of our directors or executive officers.

(c)  Option/ SAR Exercises. Since our inception, February 2, 2007, none of our directors or executive officers were issued any stock options or stock appreciation rights, and none of them holds unexercised stock options.

(d)  Long Term Incentive Plan Awards. The Company has no long-term incentive plans.

(e) Compensation of Directors. Our directors do not receive compensation for their services as directors.

(f)  Employment Contracts. There are no employment agreements between the Company and any of its directors or executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of September 10, 2007, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,800,000 shares of our common stock issued and outstanding as of September 10, 2007. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o World of Tea Inc., 111 Castlewood Rd, N16 6DJ, UK.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Israel Morgenstern	Common	700,000	18.4%

Svetlana Pojasnikova	Common	1,300,000	34.2%

Directors and Officers as a Group (2 persons)	Common	2,000,000	52.6%

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 15, 2007, we issued 700,000 shares of our common stock to Israel Morgenstern, our President, Treasurer, and Director. The purchase price paid for such shares was equal to their par value, $0.001 per share, and amounted in the aggregate to $700. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Morgenstern was our founding officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On February 19, 2007, we issued 1,300,000 shares of our common stock to Svetlana Pojasnikova, our Corporate Secretary and a Director of the Company. The purchase price paid for such shares was equal to their par value, $0.001 per share, and amounted in the aggregate to $1,300. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Ms. Pojasnikova is a director and officer of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of September 10, 2007, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling security holders at a purchase price of $0.035 per share in a fully subscribed private placement made in March 2007 through May 2007, pursuant to the exemption from the registration under the Securities Act provided by Regulation S of the Securities Act. None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 3,800,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

	Name of Selling Security (1)		Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering(1)
	Last name	First name			# of Shares	% of Class
1	Aleksandrova	Irina	20,000	20,000	0	0
2	Barkans	Renars	30,000	30,000	0	0
3	Belovs	Dmitrijs	70,000	70,000	0	0
4	Berze	Krisjanis	90,000	90,000	0	0
5	Berkowic	Mattes	30,000	30,000	0	0
6	Bikova	Natalija	20,000	20,000	0	0
7	Borisovskis	Aleksandrs	60,000	60,000	0	0
8	Burkevics	Ojars	30,000	30,000	0	0
9	Dmitrijevs	Ruslans	90,000	90,000	0	0
10	Dmitrijevs	Stanislavs	20,000	20,000	0	0
11	Gorodnicaja	Tatjana	20,000	20,000	0	0
12	Gruznovs	Germans	60,000	60,000	0	0
13	Grosskopf	Shlomo	30,000	30,000	0	0
14	Guttman	Ephraim	40,000	40,000	0	0
15	Herskovic	Shloime Pinchos	20,000	20,000	0	0
16	Jakimovs	Konstantins	10,000	10,000	0	0
17	Jakimovs	Konstantins	30,000	30,000	0	0
18	Kornejeva	Anna	20,000	20,000	0	0
19	Kuzmins	Arkadijs	20,000	20,000	0	0
20	Kozlovskis	Gints	60,000	60,000	0	0
21	Lange	Armands	20,000	20,000	0	0
22	Logina	Lidija	30,000	30,000	0	0
23	Melehovs	Janis	20,000	20,000	0	0
24	Miglans	Martins	90,000	90,000	0	0
25	Nikolajevs	Edijs	20,000	20,000	0	0
26	Nikolajeva	Julija	90,000	90,000	0	0
27	Nikolajevs	Jurijs	20,000	20,000	0	0
28	Nowogrodski	Ephraim	20,000	20,000	0	0
29	Nowogrodski	Herschel Chaim	20,000	20,000	0	0
30	Nowogrodski	Yehuda A. L.	20,000	20,000	0	0
31	Nowogrodski	Shmuel Osher	20,000	20,000	0	0
32	Ohayon	Avraham	30,000	30,000	0	0
33	Ohayon	Elaine	30,000	30,000	0	0
34	Olsteins	Martins	60,000	60,000	0	0
35	Polakova	Tatjana	90,000	90,000	0	0
36	Rose	Yaakov	20,000	20,000	0	0
37	Sellam	Eliyahu	30,000	30,000	0	0
38	Sellam	Meir Chaim	20,000	20,000	0	0
39	Sellam	Moche	30,000	30,000	0	0
40	Sellam	Yisrael Yaakov	20,000	20,000	0	0
41	Shon	Jitzchok	40,000	40,000	0	0
42	Shon -Arberman	Esther	40,000	40,000	0	0
43	Sulam	Meir Yosef	30,000	30,000	0	0
44	Stepanovs	Aigars	20,000	20,000	0	0
45	Stukune	Anna	20,000	20,000	0	0
46	Tangi	Daniel Jacob	30,000	30,000	0	0
47	Tangi	Jonathan Abraham	20,000	20,000	0	0
48	Tangi	Marcelle	20,000	20,000	0	0
49	Toca	Marta	20,000	20,000	0	0
50	Vasiljevs	Aleksej	20,000	20,000	0	0
51	Vilcans	Mordis	30,000	30,000	0	0
52	Zvanis	Kaspars	20,000	20,000	0	0
53	Zvirbulis	Janis	20,000	20,000	0	0
		TOTAL	1,800,000	1,800,000	0	*

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 3,800,000 shares of common stock issued and outstanding as of September 10, 2007.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

Accounting fees and expenses*	$4,000

SEC registration fee	$1.93

Legal fees and other expenses*	$15,000

Total	$19,001.93

*Estimated Expenses.

PLAN OF DISTRIBUTION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. The selling security holders will be offering our shares of common stock at a price of $0.035 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. Moreover, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of September 10, 2007, there were 3,800,000 common shares issued and outstanding, which were held by 55 stockholders of record.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001, of which 3,800,000 shares are issued and outstanding as of September 10, 2007. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, none of which is issued and outstanding. Our board of directors has the right, without stockholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 5,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Davis Accounting Group, P.C., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a stockholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Davis Accounting Group, P.C. are our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

FINANCIAL STATEMENTS

WORLD OF TEA INC.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
JUNE 30, 2007

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of World of Tea Inc.:

We have audited the accompanying balance sheet of World of Tea Inc. (a Nevada corporation in the development stage) as of June 30, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the period ended June 30, 2007, and from inception (February 2, 2007) through June 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World of Tea Inc. as of June 30, 2007, and the results of its operations and its cash flows for the period ended June 30, 2007, and from inception (February 2, 2007) through June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of June 30, 2007, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/S/ Davis Accounting Group P.C.

Cedar City, Utah,
September 10, 2007.

WORLD OF TEA INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (NOTE 2)
AS OF JUNE 30, 2007

ASSETS
2007
Current Assets:
Cash in bank	$62,819
Total current assets	62,819
Total Assets	$62,819
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable - Trade	$2,498
Accrued liabilities	4,200
Total current liabilities	6,698
Total liabilities	6,698
Commitments and Contingencies

Stockholders' Equity:
Preferred stock, par value $.001 per share, 5,000,000 shares authorized; no shares issued and outstanding	-
Common stock, par value $.001 per share, 100,000,000 shares authorized; 3,800,000 shares issued and outstanding	3,800
Additional paid-in capital	61,200
(Deficit) accumulated during the development stage	(8,879)
Total stockholders' equity	56,121
Total Liabilities and Stockholders' Equity	$62,819

The accompanying notes to financial statements are
an integral part of this balance sheet.

WORLD OF TEA INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE PERIOD ENDED JUNE 30, 2007, AND
CUMULATIVE FROM INCEPTION (FEBRUARY 2, 2007)
THROUGH JUNE 30, 2007

	Period Ended June 30, 2007	Cumulative From Inception

Revenues	$-	$-

Expenses:
General and administrative-
Professional fees	6,200	6,200
Officers' compensation paid by issued shares	2,000	2,000
Incorporation fees	498	498
Other	181	181
Total general and administrative expenses	8,879	8,879

(Loss) from Operations	(8,879)	(8,879)

Other Income (Expense)	-	-

Provision for Income Taxes	-	-
Net (Loss)	$(8,879)	$(8,879)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	3,722,013

The accompanying notes to financial statements are
an integral part of these statements.

WORLD OF TEA INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (NOTE 2)
FOR THE PERIOD FROM INCEPTION (FEBRUARY 2, 2007)
THROUGH JUNE 30, 2007

	Preferred stock		Common stock		Additional Paid-in	(Deficit) Accumulated During the Development
Description	Shares	Amount	Shares	Amount	Capital	Stage	Totals

Balance - February 2, 2007	-	$-	-	$-	$-	$-	$-

Common stock issued for officers' compensation	-	-	2,000,000	2,000	-	-	2,000

Common stock issued for cash	-	-	1,800,000	1,800	61,200	-	63,000

Net (loss) for the period	-	-	-	-	-	(8,879)	(8,879)
Balance - June 30, 2007	-	$-	3,800,000	$3,800	$61,200	$(8,879)	$56,121

The accompanying notes to financial statements are
an integral part of this statement.

WORLD OF TEA INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE PERIOD ENDED JUNE 30, 2007, AND
CUMULATIVE FROM INCEPTION (FEBRUARY 2, 2007)
THROUGH JUNE 30, 2007

	Period Ended June 30, 2007	Cumulative From Inception
Operating Activities:
Net (loss)	$(8,879)	$(8,879)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Common stock issued for officers' compensation	2,000	2,000
Changes in net liabilities-
Accounts payable - Trade	2,498	2,498
Accrued liabilities	4,200	4,200
Net Cash (Used in) Operating Activities	(181)	(181)

Investing Activities:
Cash provided by investing activities	-	-
Net Cash Provided by Investing Activities	-	-

Financing Activities:
Issuance of common stock for cash	63,000	63,000
Net Cash Provided by Financing Activities	63,000	63,000

Net Increase in Cash	62,819	62,819
Cash - Beginning of Period	-	-
Cash - End of Period	$62,819	$62,819

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

On February 15, 2007, the Company issued 700,000 shares of its common stock to its Director, President and Treasurer at par value for services rendered. The transaction was valued at $700.

On February 19, 2007, the Company issued 1,300,000 shares of its common stock to its Director and Corporate Secretary at par value for services rendered. The transaction was valued at $1,300.

The accompanying notes to financial statements are
an integral part of these statements.

WORLD OF TEA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

1. Summary of Significant Accounting Policies

Basis of Presentation and Organization

World of Tea Inc. (the “Company”) is a Nevada corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Nevada on February 2, 2007. The business plan of the Company is to develop various tea and herbal blends which offer consumers high health and flavor qualities. The Company intends to develop and differentiate its tea and herbal products based on four main qualities: (i) the taste and aroma qualities of long leaf tea; (ii) the extraction qualities of the nylon mesh pyramid tea bag; (iii) luxury packaging design and gift sets; and (iv) the health qualities of its various tea types and blends. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

In March 2007, the Company began a capital formation activity through a Private Placement Offering (“PPO”), exempt from registration under the Securities Act of 1933, to raise up to $63,000 through the issuance of 1,800,000 shares of its common stock, par value $0.001 per share, at an offering price of $0.035 per share. As of June 30, 2007, the Company had received $63,000 in proceeds from the PPO. The Company also commenced an activity to submit a Registration Statement on Form SB-2 to the Securities and Exchange Commissions (“SEC”) to register 1,800,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

WORLD OF TEA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended June 30, 2007.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

  Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of June 30, 2007, the carrying value of accounts payable - trade and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

WORLD OF TEA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

Concentration of Risk

As of June 30, 2007, the Company maintained its cash account at one commercial bank. The balance in the account was subject to FDIC coverage.

  Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Lease Obligations

All noncancellable leases with an initial term greater than one year are categorized as either capital leases or operating leases. Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of June 30, 2007, and expenses for the periods ended June 30, 2007, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

2.  Development Stage Activities and Going Concern

The Company is currently in the development stage, and has no operations. The business plan of the Company is to develop various tea and herbal blends which offer consumers high health and flavor qualities. The Company intends to develop and differentiate its tea and herbal products based on four main qualities: (i) the taste and aroma qualities of long leaf tea; (ii) the extraction qualities of the nylon mesh pyramid tea bag; (iii) luxury packaging design and gift sets; and (iv) the health qualities of its various tea types and blends.

WORLD OF TEA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

During the period ended June 30, 2007, the Company was incorporated and commenced a capital formation activity to raise up to $63,000 from the sale of 1,800,000 shares of common stock through a PPO to various stockholders. As of June 30, 2007, the Company had raised $63,000 in proceeds from the PPO. Currently, the Company is preparing a Registration Statement on Form SB-2 which it intends to file with the SEC to register 1,800,000 shares of its common stock for selling stockholders. No proceeds will be received by the Company from the sale of common stock by selling stockholders. The Company also intends to conduct additional capital formation activities through the issuance of its common stock and to commence operations.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenues to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of June 30, 2007, the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3.  Common Stock

On February 15, 2007, the Company issued 700,000 shares of its common stock to its Director, President, and Treasurer at par value for services rendered. The transaction was valued at $700.

On February 19, 2007, the Company issued 1,300,000 shares of its common stock to its Director and Corporate Secretary at par value for services rendered. The transaction was valued at $1,300.

On March 5, 2007, the Board of Directors of the Company approved a PPO, exempt from registration under the Securities Act of 1933, to raise up to $63,000 through the issuance of 1,800,000 shares of its common stock, par value $0.001 per share, at an offering price of $0.035 per share. The PPO had an offering period of 180 days. As of June 30, 2007 the Company had fully subscribed the PPO and raised a total of $63,000 in proceeds.

The Company also commenced an activity to submit a Registration Statement on Form SB-2 to the Securities and Exchange Commissions (“SEC”) to register 1,800,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold. As of September 10, 2007, the Company continued with the preparation of its Registration Statement on Form SB-2, and had not yet filed it with the SEC.

WORLD OF TEA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

4.  Income Taxes

The provision (benefit) for income taxes for the period ended June 30, 2007, were as follows (assuming a 15% effective tax rate):

2007

Current Tax Provision:
Federal-
Taxable income	$-
Total current tax provision	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$1,332
Change in valuation allowance	(1,332)
Total deferred tax provision	$-

The Company had deferred income tax assets as of June 30, 2007, as follows:

2007
Loss carryforwards	$1,332
Less - Valuation allowance	(1,332)
Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended June 30, 2007 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of June 30, 2007, the Company had approximately $8,879 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire in the year 2027.

5.  Related Party Transactions

As described in Note 3, the Company has issued 700,000 shares of its common stock to its Director, President and Treasurer at par value for services rendered. The transaction was valued at $700.

As described in Note 3, the Company has entered into a transaction with its Director and Corporate Secretary at par value for services rendered, and has issued a total of 1,300,000 shares of its common stock at a value of $1,300.

WORLD OF TEA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

6.  Commitments

The Company has entered into a written agreement for legal services with a law firm located in New York. The Company anticipates that approximately $15,000 of legal fees will be incurred in connection with the preparation and filing activity to submit a Registration Statement on Form SB-2 to the Securities and Exchange Commissions (“SEC”) to register 1,800,000 of its outstanding shares of common stock on behalf of selling stockholders of the Company.

7.  Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncement that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R).” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

WORLD OF TEA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including An Amendment of FASB Statement No. 115," which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange Commission registration fee	$1.93
Legal fees and miscellaneous expenses (1)	$15,000
Accounting fees and expenses (1)	$4,000
Total (1)	$19,001.93

(1) Estimated.

RECENT SALES OF UNREGISTERED SECURITIES

On February 15, 2007, we issued 700,000 shares of our common stock to Israel Morgenstern, our President, Treasurer, and Director. The purchase price paid for such shares was equal to their par value, $0.001 per share, and amounted in the aggregate to $700. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Morgenstern was our founding officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On February 19, 2007, we issued 1,300,000 shares of our common stock to Svetlana Pojasnikova, an officer and director of the Company. The purchase price paid for such shares was equal to their par value, $0.001 per share, and amounted in the aggregate to $1,300. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Ms. Pojasnikova is a director and officer of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

In March 2007 through May 2007, we issued 1,800,000 shares of common stock to 53 investors in a fully subscribed private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S. The consideration paid for such shares was $0.035 per share, amounting in the aggregate to $63,000. Each purchaser represented to us that such purchaser was not a United States person (as defined in Regulation S) and was not acquiring the shares for the account or benefit of a United States person. Each purchaser further represented that at the time of the origination of contact concerning the subscription for the units and the date of the execution and delivery of the subscription agreement for such units, such purchaser was outside of the United States. We did not make any offers in the United States, and there were no selling efforts in the United States. There were no underwriters or broker-dealers involved in the private placement and no underwriting discounts or commissions were paid.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant

3.2	By-Laws of Registrant

5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered

10.1	Form of Regulation S Subscription Agreement

23.1	Consent of Davis Accounting Group, P.C.

23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)

UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(A) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(C) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(D) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that it will:

(i) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(ii) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, State of England, on September 10, 2007.

WORLD OF TEA INC.

By:	/s/ Israel Morgenstern
Name:	Israel Morgenstern
Title:	President, Treasurer, and
Director
(Principal Executive, Financial,
and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Israel Morgenstern, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

September 10, 2007	/s/ Israel Morgenstern	Israel Morgenstern	President, Treasurer, and Director

September 10, 2007	/s/ Svetlana Pojasnikova	Svetlana Pojasnikova	Secretary and Director